U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                                 AMENDMENT NO. 2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            Delightfully Frozen Corp.
             (Exact name of registrant as specified in its charter)

Texas                                    5813                        75-3016844
-----                                    ----                        ----------
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
of incorporation or            Classification Code Number)   Identification No.)
 organization)

7531 Aberdon Road, Dallas, Texas                                          75252
--------------------------------                                          -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                  972.735.9064
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                               Lan P. Nguyen, Esq.
                            Esquire Consulting, Inc.
                          895 Dove Street, Third Floor
                         Newport Beach, California 92660
                                  949.721.6045
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                          ------

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                         ------

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                         -------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                            CALCULATION OF REGISTRATION FEE
=============================== ============== ==================== ======================= ================
       Title of each class         Amount       Proposed maximum       Proposed maximum        Amount of
          of securities            to be         offering price           aggregate          registration
        to be registered         registered         per share           offering price            fee
------------------------------- -------------- -------------------- ----------------------- ----------------

Common Stock, $.001 par value     545,467             $0.20              $109,093.40             $8.83
=============================== ============== ==================== ======================= ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             Preliminary Prospectus
                           Delightfully Frozen Corp.,
                               a Texas corporation

                         545,467 Shares of Common Stock

This prospectus relates to 545,467 shares of common stock of Delightfully Frozen Corp., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The selling security holders will sell those 545,467 shares of our issued and outstanding common stock at a price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

SEE "RISK FACTORS" ON PAGES 5 TO 7 FOR FACTORS TO BE CONSIDERED BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



               The date of this prospectus is September __, 2003.
                             Subject to completion.

                                TABLE OF CONTENTS

 Prospectus Summary ..........................................................4
 Risk Factors.................................................................5
 Forward Looking Statements...................................................8
 Use of Proceeds..............................................................8
 Determination of Offering Price..............................................8
 Dilution.....................................................................8
 Selling Security Holders.....................................................8
 Plan of Distribution.........................................................9
 Legal Proceedings...........................................................10
 Directors, Executive Officers, Promoters and Control Persons................10
 Security Ownership of Certain Beneficial Owners and Management..............11
 Description of Securities...................................................12
 Interest of Named Experts and Counsel.......................................12
 Disclosure of Commission Position on Indemnification for Securities Act
 Liabilities.................................................................12
 Organization Within Last Five Years.........................................13
 Description of Business.....................................................13
 Management's Discussion and Analysis of Financial Condition and
 Results of Operations.......................................................17
 Description of Property.....................................................18
 Certain Relationships and Related Transactions..............................18
 Market for Common Equity and Related Stockholder Matters....................20
 Executive Compensation .....................................................20
 Financial Statements........................................................22
 Changes in and Disagreements with Accountants on Accounting and
 Financial Disclosure........................................................41
 Legal Matters...............................................................41
 Experts.....................................................................41
 Additional Information......................................................41
 Indemnification of Directors and Officers...................................41
 Other Expenses of Issuance and Distribution.................................41
 Recent Sales of Unregistered Securities.....................................41
 Exhibits....................................................................43
 Undertakings................................................................44
 Signatures..................................................................45

 OUTSIDE BACK COVER PAGE

 Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY
------------------

Our Business:              We were incorporated in Texas on October 1, 2002. Our
                           principal business address is 7531 Aberdon Road, Dallas, Texas 75252. Our telephone number is
                           (972)735-9064.

                           We are a frozen drink machine rental service. We specialize in providing the rentals of frozen drink machines for gatherings such as wedding receptions, birthday parties, football parties, anniversaries, family reunions, weekend BBQs, and fund raising events, as well as other occasions. These machines are used to make frozen alcohol drinks, such as peach bellinis, blended margaritas, daiquiris, and pina coladas. We believe that such beverages are very popular for gatherings and parties.

                           We intend to begin our operations in the Dallas-Fort Worth, Texas metropolitan area. Frozen drink machines are often the center of gatherings, especially during the warmer months in Texas. If our customers wish to include alcohol in their frozen drinks they may do so, however, they must provide it themselves. We do not provide the alcohol. We deliver the machine to customers' events along with cups, straws, napkins and beverage mix, in our custom cart that makes for ease of delivery as well as minimizing the chance of any furniture or carpet damage. We also intend to showcase our equipment on our proposed website, delightfullyfrozen.com, along with party and gathering themes, plans and ideas.

Summary financial          The summary financial information set forth below is
information:               derived from the more detailed financial statements
                           appearing elsewhere in this Form SB-2. We prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form SB-2.


          Statements of Operations     Period from            Period from
                                     October 1, 2002          October 1,
                                     (inception) to       2002 (inception) to
                                      June 30, 2003        December 31, 2002
                                             $                     $
               Revenue                       0                     0
          Gross Profit                       0                     0
          Net Loss                        (96,472)             (32,315)
          Net Loss Per Share               (0.03)               (0.01)



          Loss Balance Sheets          June 30, 2003       December 31, 2002
                                             $                     $
          Total Assets                     25,661               33,235
          Total Liabilities                31,625               19,403
          Shareholders' Equity (Deficit)   (5,964)              13,832

NUMBER OF SHARES BEING     The selling security holders want to sell 545,467
OFFERED:                   shares of our common stock. The selling security
                           holders will sell their shares at $0.20 per share^ until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

NUMBER OF SHARES           As of June 30, 2003, 3,095,467 shares of our common
OUTSTANDING:               stock were issued and outstanding. We have no other
                           securities issued.


ESTIMATED USE OF PROCEEDS: We will not receive any of the proceeds from the sale of those shares being offered.



                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

WE ARE A NEW COMPANY WITH LOSSES SINCE OUR FORMATION. OUR AUDITOR RAISED DOUBTS REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN. WE ANTICIPATE THAT WE WILL LOSE MONEY IN THE FORESEEABLE FUTURE AND WE MAY BE UNABLE TO ACHIEVE PROFITABLE OPERATIONS WHICH MAY DECREASE THE VALUE OF OUR SHARES.


We were formed on October 1, 2002, and have a limited operating history. Through June 30, 2003, we incurred $96,472 in losses from operations since our incorporation. To date, we have focused primarily on developing the operating model of our business as well as locating potential customers for our initial event engagements. We will encounter difficulties as an early stage company in the rapidly evolving and highly competitive party equipment rental industry. As such, our auditor has raised doubts regarding our ability to continue as a going concern. We will likely continue to lose money in the foreseeable future and may remain unable to earn revenues or operate at a profit.


WE DEPEND ON THIRD PARTY SUPPLIERS FOR OUR PRODUCTS. IF OUR PRIMARY SUPPLIERS TERMINATE THEIR RELATIONSHIPS WITH US, OUR REVENUES WILL BE REDUCED UNLESS WE CAN OBTAIN NEW SUPPLIERS. OUR FAILURE TO SECURE SUBSTITUTE PROVIDERS WILL HINDER OUT ABILITY TO EARN REVENUES AND OPERATE PROFITABLY.

We will not manufacture the frozen drink machines and carts. We plan to rent the frozen drink machines and carts or sell the ingredients that accompany them, but plan to obtain the machines, carts and ingredients from third party suppliers. The relationships we plan to have with major suppliers will be important to our successful operation, because we will depend on being able to obtain quantities of this equipment and ingredients, on an as needed basis. In the event that these relationships are disrupted, we will need to develop relationships with other suppliers in order to continue to generate revenue. We intend to enter into written agreements with our primary suppliers, however, in the event that these suppliers terminate their relationships with us, we will not be able to generate revenues as projected unless and until we establish similar relationships with comparable suppliers. Our inability to secure substitute sources for our products will hinder our ability to earn revenues and operate at a profit.

OUR DEVELOPMENT AND GROWTH DEPENDS ON OUR ABILITY TO OBTAIN CONSUMER ACCEPTANCE OF OUR PROPOSED SERVICES AND IF WE ARE UNABLE TO OBTAIN CONSUMER ACCEPTANCE, OUR ABILITY TO EARN REVENUES WILL BE HINDERED.

We will primarily rely on meeting customer expectations for the rental of our frozen drink machines. Customer satisfaction will depend on:

o        the performance of the frozen drink equipment and ease of operation;
o        equipment delivery and pickup at the customer's convenience;
o        quality of drink mix products we supply with the equipment;
o competition with more established frozen drink rental companies or full service party equipment rental firms, including those who provide a full-time onsite operator or "bartender"; and
o        acceptance of our party planning and theme tips by customers.

We cannot guaranty that we will achieve customer acceptance. The market for frozen drink machine rentals is inconsistent and depends heavily on consumer trends and economic conditions. Our success will depend to a substantial extent on the continued demand by hosts of special events to provide frozen drinks at those types of social or other gatherings, and the economic conditions affecting disposable incomes that will permit sustained consumer interest in hosting and attending such events. Also, since there is currently significant competition in the frozen drink machine rental industry, the success of our business strategy will depend on our ability to provide premier service tailored to our customers' demanding requirements. Our inability to adequately achieve customer acceptance will hinder our ability to earn revenues and operate at a profit.

OUR BUSINESS IS SEASONAL AND DEMAND FOR OUR FROZEN DRINK MACHINES IS HIGHER IN THE SUMMER DUE TO WARM AND DRY WEATHER CONDITIONS. AS SUCH, OUR BUSINESS MAY BE ADVERSELY AFFECTED BY COOLER AND RAINY WEATHER CONDITIONS ASSOCIATED WITH THE FALL AND WINTER MONTHS.

Our sales are affected by seasonality and weather, because our services are better suited to warm and dry weather and during the longer daylight hours of the summer months, when leisure-time activities are more prevalent. Although we may attempt to innovate and introduce new products or services designed build sales in the weaker winter months, we are uncertain that our efforts will be successful.

Furthermore, unfavorable weather conditions in the spring and summer months could adversely affect our ability to sell our products and services as inclement weather will decrease the need for such products and services. During the spring and summer vacation season, customers are more likely to engage our services for weddings, garden parties or other social or business gatherings. As a result, we anticipate generating higher revenues and gross margins during warmer weather months. If weather conditions are not favorable during these periods, our operating results and cash flow from operations could be adversely affected.

WE ANTICIPATE THAT WE WILL PRIMARILY ENGAGE IN SHORT-TERM RENTAL CONTRACTS WITH CUSTOMERS, WHICH COULD NEGATIVELY IMPACT OUR BUSINESS IF WE FAIL TO OBTAIN SUFFICIENT NUMBER OF CUSTOMERS.

We intend to provide a significant portion of our rental services on a non-recurring, event-by-event basis under contracts of relatively short duration. Any customer that we obtain may cancel our contract without notice or on relatively short notice, even if we are not in default under the contract. Our ability to generate revenues may be negatively impacted if we fail to obtain a sufficient number of customers.

WE MAY BE UNABLE TO COMPETE EFFECTIVELY WITH OTHER PROVIDERS OF FROZEN DRINK MACHINE RENTAL EQUIPMENT THAT HAVE MORE RESOURCES AND EXPERIENCE THAN US, OR WITH THOSE WHO PROVIDE A COMPLETE BAR AND PROFESSIONAL BARTENDER OR OTHER STAFF.

Our industry is significantly competitive. We have competitors that provide some or all of the services we provide and who are larger and have more resources than we do. Most of our competition comes from local catering companies. Many of our competitors have significantly greater financial, human and marketing resources than us. Many of our competitors also specialize in providing a bartender or other staff. As a result, such competitors may offer services that our potential customers find attractive. Such competitors may also be able to devote greater resources to the development, promotion, sale, and support of their services than we do. If we do not compete effectively with current and future competitors, we may be unable to secure new and renewed customer contracts, or we may be required to reduce our rates in order to complete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.


OUR OFFICERS, DIRECTORS AND PRINCIPAL SECURITY HOLDERS OWN APPROXIMATELY 82.4% OF OUR OUTSTANDING SHARES OF COMMON STOCK, AND THEREFORE ^ THESE SHAREHOLDERS HAVE SUBSTANTIAL CONTROL OVER VOTING MATTERS, INCLUDING THE ELECTION AND REMOVAL OF DIRECTORS, SIGNIFICANT CORPORATE TRANSACTIONS AND BUSINESS COMBINATIONS OR OTHER CHANGES IN CORPORATE CONTROL.

Our officers, directors and principal security holders, taken as a group, beneficially own, in the aggregate, approximately 82.4% of our outstanding shares of common stock. Our Articles of Incorporation and our Bylaws do not contain any provisions which delay, defer, discourage or prevent a change in control. Therefore, if these stockholders act in concert, they could significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combinations. This concentration of ownership may have the effect of delaying, deterring or preventing a change in control of Delightfully Frozen Corp., which could prevent our stockholders from receiving a premium for their common stock as part of any merger or other business combination. Such concentrated control of the company may adversely affect the price of our common stock.^ Moreover, our officers, directors and principal security holders may have different interests from those interests of unaffiliated shareholders. [material omitted]


OUR OFFICERS AND DIRECTORS ARE ENGAGED IN OTHER ACTIVITIES AND MAY NOT DEVOTE SUFFICIENT TIME TO OUR AFFAIRS, WHICH MAY AFFECT OUR ABILITY TO CONDUCT MARKETING ACTIVITIES AND GENERATE REVENUES AND CONFLICT WITH OUR INTERESTS.


Our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors may be unable to devote sufficient time to our management and operations. Mr. Graham and Ms. Graham currently provide services to us on a part-time basis, each devoting approximately 20 - 30 hours per week to our operations. A significant decrease in their ability to allocate time to our business will adversely affect our ability to earn revenues.

WE ENTERED INTO CONSULTING AGREEMENTS ASSOCIATED WITH THE DEVELOPMENT OF OUR BUSINESS PLAN, MARKETING STRATEGIES AND WEBSITE DEVELOPMENT WHICH ARE DUE TO EXPIRE IN OCTOBER 2003. FAILURE TO RENEW THESE CONSULTING AGREEMENTS MAY IMPAIR OUR OPERATIONS BY DELAYING THE IMPLEMENTATION OF OUR BUSINESS STRATEGIES AND INCREASING THE TIME AND EXPENSE OF FORMULATING A BUSINESS PLAN, MARKETING STRATEGIES AND COMPLETION OF OUR WEBSITE.

We entered into consulting agreements associated with the development of our business plan, marketing strategies and website development. These agreements expire in October 2003 and failure to renew these contacts may impair our ability to implement our business strategies. Specifically, locating replacement consultants, negotiating new consulting terms, and familiarizing new consultants with our existing business plan, market research and website infrastructure will lengthen our timeline for implementing our business strategies and increase our operating costs by increasing the time and expense of finalizing our business plan, marketing strategies and website.


OUR BYLAWS LIMIT THE LIABILITY OF OUR OFFICERS AND DIRECTORS WHICH COULD MAKE IT MORE DIFFICULT FOR SHAREHOLDERS TO SUE OUR OFFICERS AND DIRECTORS.

Article Five of our Bylaws includes a provision eliminating or limiting the personal liability of our directors to the company and our shareholders for damages for breach of fiduciary duty as a director. Moreover, the Texas Business Corporation Act provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

OUR COMMON STOCK MAY BE SUBJECT TO PENNY STOCK REGULATION WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR STOCK.

The Securities and Exchange Commission adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and our salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of our securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

FORWARD LOOKING STATEMENTS
--------------------------

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY", OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

USE OF PROCEEDS
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

DETERMINATION OF OFFERING PRICE
-------------------------------

The selling security holders will sell their shares at $0.20 per share or privately negotiated prices until our shares are quoted on the OTC Bulletin Board. The offering price of our shares was arbitrarily set by us and has no relationship to our assets, book value, revenues or other established criteria of value.

DILUTION
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

SELLING SECURITY HOLDERS

The following table sets forth information concerning the selling security holders including:

1. the number of shares owned by each selling security holder prior to this offering;
2. the total number of shares that are to be offered for each selling security holder;
3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering; and
4. the percentage of common stock that will be owned by each selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holders and the company.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

 --------------------------------- ---------------------- --------------------- ---------------------------- -----------------------
 Name of Selling Security Holder    Amount of Shares of    Amount of Shares of  Amount of Shares of Common    Percentage of Common
                                   Common Stock Owned by    Common Stock to be    Stock Owned by Selling      Stock Owned if all of
                                     Selling Security         Offered by the     Security Holder After the   the Offered Shares Are
                                     Holder Before the       Selling Security            Offering                     Sold
                                         Offering                 Holder
 --------------------------------- ---------------------- --------------------- -------------------------- ------------------------
 Julian B. Winston                        140,000                 140,000                     0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Keli D. Graham                           125,000                 125,000                     0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Ricky O. Lewis                           125,000                 125,000                     0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Pam M. Lewis                             125,000                 125,000                     0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Lester J. Walters, Jr.                   13,500                   13,500                     0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Stephen Annen                             2,000                   2,000                      0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Cheryl Ann Woods                          1,500                   1,500                      0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Byrle Graham                              1,000                   1,000                      0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Richard P. Rogers                         1,000                   1,000                      0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Brian K. Johnson                          1,000                   1,000                      0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Norman F. & Susan P. Sereboff,                                                               0                         0%
 TIC                                       1,000                   1,000
 ----------------------------------------------------------------------------------------------------------------------------------
 James W. Patterson                        1,000                   1,000                      0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 John C. Nguyen                            1,000                   1,000                      0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Dan Eckelkamp                              667                     667                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Gregory George                             600                     600                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Terri D. Campbell                          600                     600                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Eric Solowiej                              600                     600                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Terry Wonacott                             600                     600                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Helen Tutza                                600                     600                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Connie Veach Young                         400                     400                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Beverly R. Lopez                           400                     400                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Chester P. Klyn                            400                     400                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Nancy Carusone                             400                     400                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Richard M. Cavazos                         300                     300                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Yvette M. Moran                            300                     300                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Maria Cristina Pecina                      300                     300                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Sherrille Snyder                           200                     200                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Sandra J. McKinney                         200                     200                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Kenneth E. Good                            167                     167                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Floyd Schoppaul                            133                     133                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Cynthia Lewis                              100                     100                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Glen O. Lewis                              100                     100                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Milo F. Benningfield                       100                     100                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Loc T. Nguyen                              100                     100                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 James W. Lyda                              100                     100                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------
 Betty J. McCulley                          100                     100                       0                         0%
 ----------------------------------------------------------------------------------------------------------------------------------

PLAN OF DISTRIBUTION
--------------------


The selling security holders want to sell 545,467 shares of our common stock. The selling security holders will sell their shares at $0.20 per share^ until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The shares will not be sold in an underwritten public offering.


The shares may be sold directly or through brokers or dealers. If the selling security holders decide to enter into agreements after this registration statement is declared effective to sell their shares to a broker-dealer as principal, then we will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution and file the agreement as an exhibit. The methods by which the shares may be sold include:

o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
o        privately-negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire our shares as principal will resell those shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. [material omitted]

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. The selling security holders may not sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
------------------------------------------------------------

Executive Officers and Directors. Our directors and principal executive officers are as specified on the following table:

 ==================== =============== =========================================
 Name                      Age        Position
 -------------------- --------------- -----------------------------------------
 Ken Graham                 49        president, treasurer and a director
 -------------------- --------------- -----------------------------------------
 Linda Graham               50        vice president, secretary and a director
 ==================== =============== =========================================

KEN GRAHAM. Ken Graham has been our President, Treasurer and one of our directors since our inception. Mr. Graham currently devotes 20 - 30 hours per week to our operations and management. In 2003, Mr. Graham began working for London American Specialist, Inc., an insurance underwriter, as an insurance underwriter/broker. Since 1989, Mr. Graham has been a senior field insurance underwriter for Atlantic Mutual in Dallas, Texas. He is a member of the Dallas chapter of the Chartered Property Casualty Underwriters (CPCU), and earned its professional commercial insurance designation in 1992. In this position, Mr. Graham is responsible for the marketing and underwriting of industrial and wholesale insurance customers, and in that capacity, negotiates and evaluates detailed insurance contracts. From 1973 to 1977, Mr. Graham worked as a construction equipment rental manager with Safeway Scaffolds in Wichita Falls, Texas, where his duties included job bidding, purchases of large equipment, record keeping, and sales. Mr. Graham earned a Bachelor's degree in Business Administration from Midwestern State University in 1977. Mr. Graham is not an officer or director of any reporting company.


LINDA GRAHAM. Linda Graham has been our Vice President, Secretary and one of our directors since our inception. Ms. Graham currently devotes 20 - 30 hours per week to our operations and management. From 1996 until 2003, Ms. Graham was the administrative assistant to the director of manufacturing at ST Microelectronics, Inc., a semiconductor manufacturing firm. She also serves as the president of the employee association for that company. In 1978, Ms. Graham began working for General Operating Co., ^which was primarily engaged in managing oil wells for outside investors, including its own wells. Specifically, General Operating Co. would hire sub-contractors to perform a variety of oil well maintenance ranging from yard maintenance to well maintenance. Furthermore, General Operating Co. would arrange for the completion of all necessary railroad commission files, and revenue collection related to the sale of oil and gas products. Ms. Graham was promoted to Office Manager in 1980, and performed a number of duties, including managing leases, and ensuring corporate compliance with specialized accounting rules and government regulations involving the petroleum industry. Ms. Graham traveled extensively throughout the southwestern United States on behalf of General Operating Co. and she became a licensed pilot in order to fly the company's private aircraft in connection with her business travel plans. Ms. Graham ended her employment with General Operating Co. in April 1995. Ms. Graham earned her Bachelor's degree in Business Administration in 1989 from Midwestern State University. Ms. Graham is not an officer or director of any reporting company.


Ken Graham and Linda Graham are married. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------


The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2003, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

===================== ================================= ========================================= ====================
Title of Class        Name and Address of Beneficial     Amount and Nature of Beneficial Owner     Percent of Class
                      Owner
--------------------- --------------------------------- ----------------------------------------- --------------------
Common Stock          Ken Graham                                                                         41.2%
                      7531 Aberdon Road                             1,275,000 shares
                      Dallas, TX 75252                       president, treasurer, director
--------------------- --------------------------------- ----------------------------------------- --------------------
Common Stock          Linda Graham
                      7531 Aberdon Road                             1,275,000 shares
                      Dallas, TX 75252                    vice president, secretary, director            41.2%
--------------------- --------------------------------- ----------------------------------------- --------------------
Common Stock          All directors and named                                                            82.4%
                      executive officers as a group               2,550,000 shares(1)
===================== ================================= ========================================= ====================

(1) As Mr. and Mrs. Graham are married, they own, in the aggregate, 2,550,000 shares of our common stock or 82.4% of the total issued and outstanding stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

CHANGES IN CONTROL. Our management is not aware of any arrangements which may result in a change in control.

DESCRIPTION OF SECURITIES
-------------------------

We are authorized to issue 70,000,000 shares of $.001 par value common stock. As of June 30, 2003, there were 3,095,467 shares of our common stock issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

      DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE COMMISSION REGARDING
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INSOFAR AS INDEMNIFICATION FOR LIABILITIES RESULTING FROM VIOLATIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS OR CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, WE HAVE BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE.

Article Five of our Bylaws provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

OUR OFFICERS AND DIRECTORS ARE ENGAGED IN OTHER ACTIVITIES THAT COULD HAVE CONFLICTS WITH OUR BUSINESS INTERESTS AS THEY MAY NOT BE ABLE TO DEVOTE SUFFICIENT TIME AND ENERGY TO OUR BUSINESS.

The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. Our officers and directors engage in other business activities. Although, Ken Graham, our president and director, currently devotes 20 - 30 hours per week to our operations and management, he also provides a significant amount of his business time to London American Specialist, Inc., an insurance underwriter. Therefore, our officers and directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons are involved. Our officers and directors have agreed to devote additional time to our business activities when needed. [material omitted]

ORGANIZATION WITHIN LAST FIVE YEARS
-----------------------------------

TRANSACTIONS WITH PROMOTERS. Ken Graham and Linda Graham were our promoters. In October 2002, we issued 1,275,000 shares of our common stock to Mr. Graham in exchange for services which were valued at $1,275 and we issued 1,275,000 shares of our common stock to Ms. Graham in exchange for services which were valued at $1,275.

DESCRIPTION OF BUSINESS
-----------------------


OUR BACKGROUND. We were incorporated in Texas on October 1, 2002. Since inception, our officers and directors acquired initial capital to develop our business plan, acquire the domain name delightfullyfrozen.com, and conduct limited marketing surveys and research regarding the sourcing, pricing and availability of frozen drink products and equipment. We engaged several consultants to assist us in the preparation of our business plan, marketing strategies and website development. Ricky O. Lewis was issued 125,000 shares of our common stock in exchange for consulting services associated with the development of our business plan. Pam M. Lewis was issued 125,000 shares of our common stock in exchange for consulting services relating to market research and the development of our marketing strategies. Keli D. Graham was issued 125,000 shares of our common stock in exchange for consulting services associated with our website development. Neither Ricky Lewis, Pam Lewis, nor Keli Graham are promoters. Ms. Keli Graham is the daughter of our Ken Graham, our president, and Linda Graham, our secretary. Linda Graham, our secretary, is the sister of Ricky Lewis, and the sister-in-law of Pam Lewis.


Mr. Lewis is responsible for researching and drafting our business plan. Mr. Lewis researches the frozen drink industry, including aspects relating to various industry distribution, regulation and competition. Mr. Lewis' research involves identifying target markets, competitors, product vendors and suppliers, and equipment manufacturers. Mr. Lewis supplies our officers and directors with a summary of the research and confers with them regarding our business strategy. Mr. Lewis devotes approximately three hours per week to these activities and to date expended approximately 132 hours.


Ms. Lewis is responsible for researching and drafting our business plan. Specifically, Ms. Lewis conducts research regarding the frozen drink industry and actively monitors nationwide developments occurring within this industry. Ms. Lewis' research is designed to identify target markets, competitors, media related sources, and other providers of promotional materials. Ms. Lewis relays her findings to our officers and directors. Mr. Lewis spends approximately four hours per week conducting such activities and to date expended approximately 176 hours.

Ms. Keli Graham is responsible for our website development. Ms. Graham researches the website format and content of other frozen drink providers. Ms. Graham is currently developing a user friendly and visually appealing website. Specifically, Ms. Graham will supply a webmaster, which is responsible for the construction and hosting of our website, with the proposed website format and content. Ms. Graham will work with the webmaster to maintain the informational content of the website and provide her input regarding the website's usability. The webmaster however is responsible for the technical development, implementation and maintenance of the website. We have not yet identified a webmaster. Ms. Graham devotes approximately four hours per week to these activities and to date expended approximately 176 hours.


OUR BUSINESS. We intend to be a frozen drink machine rental service. We intend to specialize in renting frozen drink machines for gatherings such as wedding receptions, birthday parties, football parties, anniversaries, family reunions, weekend barbeques, and fund raising events, as well as any other type of occasion. We believe that frozen alcohol drinks, such as peach bellinis, margaritas, daiquiris, and pina coladas, are very popular for gatherings and parties. We intend to begin our operations in the Dallas-Fort Worth, Texas area. The beverage concentrate we use has natural flavorings and few preservatives. We believe this makes the concentrate superior, both in quality and taste, to the other brands on the market. We believe that we can provide a quality concentrate superior to that found at grocery and convenience stores, which also offer frozen drinks. These frozen beverages can be made with alcohol, but are enjoyable without alcohol, as well. However, if the customers choose to have alcohol in the drinks, they must purchase it from an outside source, and add it themselves.

We intend to deliver a frozen drink machine with everything the customer needs for making frozen drinks. The frozen drink machine delivery includes: 100 ten-ounce, cups, straws, napkins, and salt, if needed for margaritas. Delivery also includes the mix, and the mixing of the first batch of frozen beverages. At this point, the customer would provide and add any alcohol to the drinks. We also intend to use a custom cart for ease of delivery and minimizing the chance of any furniture or carpet damage. The cart has a deep tray which will help contain spills to further reduce furniture or carpet damage. We also propose to arrange for pickup of the rental unit, typically the next morning, which would be included in the rental cost, and will be performed at a time convenient for the customer.

We hope to eliminate potential liability by our strict policy of not providing any alcohol for these drinks, under any circumstances. The alcohol purchase and mixing will be done by the customer renting the equipment and never by us. We intend to have the equipment renter sign a rental contract which will include a release of liability for any issues which may arise while the frozen drink machine is in the possession of the renter.


Our business is in the first stage of its development, therefore our primary focus is on developing and revising our business strategy, implementing our business model and meeting our operating objectives. As such, we are not currently seeking business combinations, nor do we intend to be a vehicle for reverse acquisition.


OUR PRODUCTS. Along with the frozen drink machine rental, we intend to provide our customers with a unique cart designed to hold the frozen drink rental machine and help prevent spills. Additionally, we will provide one package of drink mix, 100 ten-ounce cups, straws, napkins, as well as salt, if margaritas are being served. Delivery, setup, and pickup will also be included in the charge. Additional drink mixes and supplies are available at an additional cost. A wide variety of concentrated flavors are available for non-alcoholic drinks including cherry, lemon, orange, grape, tropical punch, banana, lime, raspberry, strawberry daiquiri, and peach bellini. We also offer a number of drink mix concentrates which are intended to be mixed with alcohol. These types of mixers include margarita mix, pina colada mix, peach bellini mix, daiquiri mix, and hurricane mix. The number and variety of flavor concentrates will increase as we continue to identify additional suppliers and new flavors and as demand dictates. We will also add other flavors to meet the demands of specific markets. Furthermore, we intend to ensure that quality cups, straws, and napkins are always available to our customers. We conducted preliminary research regarding the sourcing, pricing and availability of frozen drink mixes and machines. We identified Frozen Drink Machines & Services of Alabama, Inc, Frozen Drink Madness, Frozen Drink Machine, and Margarita Express as potential suppliers of frozen drinks, equipment or both. We intend to initiate negotiations or enter into contracts with some or all of these suppliers and will file any such agreements as exhibits once they are executed.

OUR PROPOSED WEBSITE. We also intend to develop a website at delightfullyfrozen.com to allow website visitors to view our frozen drink machines and drink products, as well as obtain rental pricing information. Our website is currently under construction. Customers will also be able to contact us through the site to ask questions. Also available on the site will be party and gathering themes, plans, and ideas geared towards encouraging potential customers to rent our frozen drink machines, and buy our drink products.

OUR TARGET MARKETS AND MARKETING STRATEGY. We believe that our primary target market will consist of individuals or businesses seeking to host parties or events offering special frozen drinks in the Dallas-Fort Worth metropolitan area. We will target all segments of the population, including, children, teenagers, and adults through our proposed website, through radio, television, and print advertising, word of mouth advertising from people enjoying frozen drinks at a gathering, at concession stands, as well as at local fund raising events where we hope to gain exposure through the donated use of our frozen drink machines. We believe that frozen drinks, whether alcoholic or non-alcoholic are a delight to people of all ages. We believe that frozen drink machines are a fun, affordable alternative to the familiar party beverages that are available such as soda pop and punch. We believe our only limitation to expansion in the Dallas-Fort Worth metropolitan area is having sufficient staff available to travel and make deliveries as well as the exact area that can be covered through our advertising plans.

OUR GROWTH STRATEGY. We intend to acquire startup capital to allow us develop our website, and over the next two years, purchase up to six delivery trucks and 72 frozen drink machines with carts. We also plan to obtain an inventory of flavored concentrate mixes, cups, straws, napkins, and salt. We intend to reach our customers initially through advertisements such as business cards, flyers, newspaper ads, radio ads, television ads, and restroom wall ads in local eating and liquor establishments. These advertisements will provide our phone number and website. Our website is being designed to encourage potential customers to plan events, parties, and gatherings, with our frozen drink machines as the centerpiece of the event. We believe that through our products and service and our price competitiveness, that word-of-mouth will quickly become our main source of advertisement. Upon receipt of startup capital, our management intends to rent adequate space to house our offices, trucks, frozen drink rental machines, and product inventory. The rental space will be located in the Dallas-Fort Worth metropolitan area. We hope to someday be in a position to acquire our local competitors. Our management also intends to expand into additional market areas, where there is no availability for frozen drink machine rentals.

In order to accomplish our goals, management will seek to hire qualified staff. These positions will include a business manager, customer service representatives, a Webmaster, delivery associates, and maintenance personnel. These positions will have the following duties:

          Business Manager- We will seek to hire a business manager experienced in day-to-day business operations, including accounting, marketing, and personnel supervision. The business manager will be responsible for all our day-to-day operations of including maintaining inventories, accounts payable and receivable, personnel supervision, as well as seeking out ways to increase revenues and decrease operating costs.

          CUSTOMER SERVICE REPRESENTATIVES- We hope to hire two customer service representatives who will be responsible for scheduling rentals and providing customer service as necessary, as well as providing secretarial support to the business manager.

          WEBMASTER- We intend to hire a webmaster to develop our proposed website. The webmaster will also be responsible for the ongoing operation and maintenance of our website, as well as keeping the website updated and innovative. Additionally, the webmaster will answer questions sent to our website.

          DELIVERY ASSOCIATES- We propose to hire six delivery associates to deliver, set up and pick up the frozen drink machines. The delivery associates must have good driving skills to operate the delivery trucks, as well as the aptitude to learn basic repairs and maintenance of the frozen drink rental machines should a problem exist while on a delivery. Some or all of these positions may be part-time depending on delivery requirements.

          MAINTENANCE PERSONNEL- This person will be proficient in light vehicle maintenance such as oil changes and tune-ups for our truck fleet. Maintenance personnel will also be professionally schooled on and be responsible for repairs and maintenance of the frozen drink machines. In the case of a catastrophic failure of a rental unit, we will seek repairs from the manufacturer.

Our objective is to become a dominant provider of frozen drink machine rentals in the Dallas-Fort Worth area by providing unparalleled customer service. We intend to initiate growth throughout the Dallas-Fort Worth area by establishing more alliances with leading and local vendors and cultivating long-term customer relationships. Our ability to generate internal growth will be affected by, among other factors, our success in:

o Attracting new customers. We need to develop relationships with potential customers so that we can increase our customer base.
o Hiring, training, and retaining employees. We intend to work only with staff that possesses relevant experience and training.
o Expanding our service areas. In order to expand our service areas, we need to generate significant revenues and develop additional relationships with vendors in other areas.
o Reducing operating and overhead expenses. We intend to continue using resources provided by our officers and directors, such as office space.

OUR COMPETITION. We are not the first frozen drink machine rental in the area, but believe that the demand is strong and that frozen drink machine rentals have grown dramatically throughout the nation. We face significant competition from existing providers of such equipment. There are currently numerous local and national corporate entities that we will be competing with us as well as smaller sole proprietorships. We have not yet begun to compete but anticipate competing directly with other companies and businesses that have engaged in party equipment rentals for longer than we have, and who have established reputations and clientele. Since we intend to offer only one type of equipment, we may face difficulty competing with companies that offer a variety of party rental equipment, such as tables, chairs, canopies, barbeques, gazebos, decorations and champagne fountains. We anticipate competing with companies that specialize in providing bartending equipment and services, and which may be able to better focus on offering frozen and alcoholic drink services. We intend to compete on the basis of the quality of our service, products, and equipment. We cannot guaranty that we will compete effectively with those competitors. Many of those competitors have greater financial and other resources, and more experience in negotiating and obtaining vendor contracts retail facilities, than we have, and may have pre-existing relationships with these vendors.

GOVERNMENT REGULATION. We are subject to federal, state and local laws and regulations applied to businesses generally. We believe that we comply with the requirements for any licenses or approval to pursue our business plan. We have obtained our Sales and Use Tax Permit from the Texas Comptroller of Public Accountants. We do not provide food or alcoholic beverages but if we expand our services offering we may be subject to laws and regulations regarding food and alcohol and required to obtain a Caterer's Permit, Mixed Beverage Permit, Minibar Permit, and/or a Temporary Food Establish Permit. In all jurisdictions, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licenses and approvals, and to implement regulations. Licenses may be denied or revoked for various reasons, including the violation of such regulations, conviction of crimes and the like. Possible sanctions which may be imposed include the suspension of individual employees, limitations on engaging in a particular business for specified periods of time, revocation of licenses, censures, redress to customers and fines. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We may be prevented from operating if our activities are not in compliance and must take action to comply with any federal, state, or local regulations.

OUR RESEARCH AND DEVELOPMENT. We are not currently conducting any research and development activities and do not anticipate conducting such activities in the near future.

INTELLECTUAL PROPERTY. We do not presently own any patents, copyrights, licenses, concessions or royalties.


EMPLOYEES. As of June 30, 2003, we have two part-time employees who are also our officers. We do not currently anticipate that we will hire any employees in the next six months, unless we expand our operations. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified managerial and service personnel.


FACILITIES. Our executive, administrative and operating offices are located at 7531 Aberdon Road, Dallas, Texas 75252.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
--------------------------------------------------------------------------
OPERATIONS
----------

For the period from October 1, 2002, our date of formation, through June 30,
----------------------------------------------------------------------------
2003.
-----


LIQUIDITY AND CAPITAL RESOURCES. We had cash and cash equivalents totaling $23,558 and $2,103 in prepaid expenses as of June 30, 2003. We had no other assets as of that date, so that our total assets were ^ $25,661 as of June 30, 2003. We believe that our available cash and cash equivalents are sufficient to pay our day-to-day expenditures. As of June 30, 2003, we had current liabilities of $6,625 which were represented ^ by $5,500 in accounts payable and accrued expenses and $1,125 in interest expense due to related parties. We also had $25,000 in long-term debt to a related party as of June 30, 2003, making our total liabilities $31,625.


RESULTS OF OPERATIONS.

REVENUES. We had not realized any revenues for the period from October 1, 2002, our date of formation, through June 30, 2003. We hope to generate revenues when we begin to receive contracts from clients. Dependent upon the availability of operating capital, we intend to begin operations within twelve months. Our officers and directors have not committed to make any capital contributions to our operations.


OPERATING EXPENSES. For the period from October 1, 2002, our date of formation, through June 30, 2003, our total expenses were $95,347, all of which were selling, general and administrative expenses. We also had $1,125 in interest expenses, so that our net loss for the period from October 1, 2003, our date of formation, through June 30, 2002, was $96,472.

OUR PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS. As of June 30, 2003, we have not generated any revenues. We hope to generate revenues in the next twelve months by engaging clients through reputation and word of mouth, and develop networking relationships with vendors in related businesses. As we develop additional networking relationships, our opportunities to generate revenues could increase. To effectuate our business plan during the next twelve months, we must increase our service offerings and market and promote our services. We currently market our business primarily through referrals and those referrals will likely comprise a majority of our business.


Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues. If we are not able to generate additional revenues that cover our estimated operating costs, our business may ultimately fail.


We have cash and cash equivalents of $23,558 as of June 30, 2003. In the opinion of management, available funds will satisfy our working capital requirements to operate at our current level of activity for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors.


Specifically, we hope to accomplish the steps listed below to implement our business plan. We estimate that we will require approximately $783,000 to commence operations as envisioned below during the next twelve months. The figures and steps outlined below are estimates only, and our actual progress and cost may vary from these estimates and is subject to our ability to obtain adequate funding. Such additional capital may be raised through public or private equity financing, borrowings, or other sources, such as contributions from our officers and directors. If we are unable to obtain funds necessary to implement our business plan, we may revise or scale back our business plan.

----------------------------- ------------------------------------------------- ------------------------- ------------------------
         Milestones                          Steps Needed                         Estimated Timeframe       Estimated Cost for
                                                                                                           Proceeding 12 months
============================= ================================================= ========================= ========================
----------------------------- ------------------------------------------------- ------------------------- ------------------------
Computer Equipment            1. Research pricing, availability and               Within two months               $25,000
                                 compatibility of suitable computer equipment
                                 and software;
                              2. Identify sources of financing to complete
                                 purchase; and
                              3. Arrange for installation if necessary
----------------------------- ------------------------------------------------- ------------------------- ------------------------
Office and Storage            1. Identify potential locations;                    Within two months               $25,000
                              2. Propose and negotiate terms of lease; and
                              3. Begin move-in process
----------------------------- ------------------------------------------------- ------------------------- ------------------------
Establish Website             1. Acquire domain name;                             Within six months               $25,000 [1]
                              2. Design website layout and contents;
                              3. Design database to collect costumer data;
                              4. Develop website; and
                              5. Promote website
----------------------------- ------------------------------------------------- ------------------------- ------------------------
Advertising Campaign          1. Identify target market;                          Within six months in            $25,000 [2]
                              2. Identify competitors;                            conjunction with
                              3. Develop targeted marketing and advertising       website launch
                                 campaign; and
                              4. Arrange for the production of promotional
                                 materials;
                              5. Coordinate implementation of campaign with
                                 launch of website
----------------------------- ------------------------------------------------- ------------------------- ------------------------
Frozen Drink Carts            1. Identify potential suppliers of frozen drink     Within three to nine            $108,000 [3]
                                 carts:                                           months
                              2. Evaluate benefits associated with equipment
                                 offered by each supplier;
                              3. Contact suppliers to propose and negotiate
                                 purchase terms, including availability of
                                 financing
----------------------------- ------------------------------------------------- ------------------------- ------------------------
Product Inventory             1. Identify potential suppliers of frozen drink      Within three to nine           $10,000
                                 mixes;                                            months
                              2. Determine product offering based on taste,
                                 self-life, pricing and availability of
                                 frozen drink mixes;
                              3. Contact suppliers to propose and negotiate
                                 terms of purchase
----------------------------- ------------------------------------------------- ------------------------- ------------------------
Delivery Trucks               1. Identify potential suppliers of delivery         Within three to nine            $150,000 [4]
                                 trucks:                                          months concurrent with
                              2. Evaluate benefits associated with delivery       the initial purchase of
                                 trucks offered by each supplier;                 frozen drink machines
                              3. Contact suppliers to propose and negotiate
                                 purchase terms, including availability of
                                 financing
----------------------------- ------------------------------------------------- ------------------------- ------------------------
Support Staff                 1. Identify staffing needs;                         Within nine months              $350,000
                              2. Solicit applications;
                              3. Interview and hire staff and/or contract
                                 with independent contractors;
                              4. Conduct training;
                              5. Review staff performance
----------------------------- ------------------------------------------------- ------------------------- ------------------------
Operating Capital             1. Identify existing, recurring and anticipated     Within twelve months            $65,000
                                 administrative and operational costs and
                                 expenses;
                              2. Prioritize costs and expenses, including the
                                 costs of obtaining or maintaining requisite
                                 permits and licenses, payment of utilities,
                                 overhead, and other administrative expenses;
                              3. Retain any remaining funds as working
                                 capital.
----------------------------- ------------------------------------------------- ------------------------- ------------------------



[1] Keli D. Graham was issued 125,000 shares of our common stock valued at $0.15 per share or $18,750, in exchange for consulting services associated with our website development. Including the costs of services rendered by Ms. Graham, we estimate that an additional $6,250 will be necessary to complete and launch our website.

[2] Pam M. Lewis was issued 125,000 shares of our common stock valued at $.15 per share or $18,750 in exchange for consulting services relating to market research and the development of our marketing strategies. Including the costs of the services rendered by Ms. Lewis, we estimate that an additional $6,250 will be necessary to implement our proposed advertising campaign.

[3] We propose to purchase gradually 72 frozen drink machines within the following two years. We anticipate purchasing approximately 36 frozen drink machines in the following twelve months, with the first purchases occurring within the next three to nine months.

[4] Within the proceeding two years, we propose to purchase gradually six delivery trucks with rear overhead doors and hoists to transport our frozen drink machines. We anticipate purchasing three of these delivery trucks within the following twelve months, the initial purchases of which are anticipated to occur within the next three to nine months.

Additional support staff may be hired as necessity and resources dictate within the proceeding twelve months. We believe that funds in the amount of approximately $1,500,000 may be required to implement these purchases and activities.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

DESCRIPTION OF PROPERTY
-----------------------


PROPERTY HELD BY US. As of June 30, 2003, we have no tangible or real property.

OUR FACILITIES. Our executive, administrative and operating office is located in the personal residence of Ken Graham, our president and one of our directors. The office space allocated for our executive, administrative and operating space includes a 12-foot by 12-foot room and related storage area.

We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. Specifically, we believe the office space is suitable for our current purposes of market research and business development. We do not own any real estate. Ken Graham, our president and director, currently provides office space to us at a rate of $1,400.00 per month on a month-to-month basis. We do not have a written lease or sublease agreement for the office facilities.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

RELATED PARTY TRANSACTIONS.

Ken Graham, our president, treasurer and one of our directors, currently provides office space to us valued at a rate of $1,400.00 per month on a month-to-month basis. Although we do not have a written agreement with Ken Graham, our president, treasurer and one of our directors, our Board of Directors approved a resolution in October 2002, to pay Ken Graham a salary of $1,000.00 per month in exchange for his services as our president for the duration of his presidency.

In October 2002, we issued 1,275,000 shares of our common stock to Ken Graham, our president, treasurer and one of our directors, in exchange for services valued at $1,275, or $0.001 per share.

In October 2002, we issued 1,275,000 shares of our common stock to Linda Graham, our vice president, secretary and one of our directors, in exchange for services valued at $1,275, or $0.001 per share.


In October 2002, we entered into two promissory notes with Ken Graham for a total of $15,000. Both these notes bear interest at the rate of 10% per annum. The principal and interest earned on the note for $10,000 is due on October 11, 2004. The principal and interest earned on the note for $5,000 is due on October 12, 2004. The accrued interest on the note for $10,000 is $750. The accrued interest on the note for $5000 is $375. Mr. Graham received no interest income from either of the promissory notes.

In October 2002, we entered into a consulting agreement with Keli D. Graham whereby we issued 125,000 shares of our common stock in exchange for website development services valued at $18,750, or $0.15 per share. Keli Graham is the daughter of Ken Graham, our president, treasurer and one of our directors, and Linda Graham, our vice president, secretary and one of our directors.


In June 2003, we entered into a third note for $10,000 payable to Linda Graham which bears interest at the rate of 10% per annum. The principle and interest on this note is due in June 2005.


With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

o        disclose such transactions in prospectuses where required;
o disclose in any and all filings with the Securities and Exchange Commission, where required;
o        obtain disinterested directors' consent; and
o        obtain shareholder consent where required.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------

REPORTS TO SECURITY HOLDERS. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.


As of June 30, 2003, there were thirty-eight record holders of our common stock, and there were 3,095,467 shares of our common stock issued and outstanding. There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

As of June 30, 2003, there were no outstanding shares of our common stock which can be sold pursuant to Rule 144. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is more. Rule 144 also provides that, after holding such securities for a period of two years, a nonaffiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

In October 2002, we adopted a stock option plan reserving an aggregate of 1,900,000 shares of common stock for issuance pursuant to the exercise of stock options granted to our employees and consultants. As of June 30, 2003 and December 31, 2002, there were no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

------------------------------- ----------------------- -------------------------- ----------------------------------------------
PLAN CATEGORY                    NUMBER OF SECURITIES       WEIGHTED-AVERAGE       NUMBER OF SECURITIES REMAINING AVAILABLE FOR
                                  TO BE ISSUED UPON         EXERCISE PRICE OF        FUTURE ISSUANCE UNDER EQUITY COMPENSATION
                                     EXERCISE OF          OUTSTANDING OPTIONS,       PLANS (EXCLUDING SECURITIES REFLECTED IN
                                 OUTSTANDING OPTIONS,      WARRANTS AND RIGHTS                      COLUMN (A))
                                 WARRANTS AND RIGHTS

                                         (a)                       (b)                                  (c)
------------------------------- ----------------------- -------------------------- ----------------------------------------------
Equity compensation plans
approved by security holders             N/A                       N/A                        1,900,000 common shares
------------------------------- ----------------------- -------------------------- ----------------------------------------------

Equity compensation plans not            N/A                       N/A                                  N/A
approved by security holders
------------------------------- ----------------------- -------------------------- ----------------------------------------------

Total                                    N/A                       N/A                        1,900,000 common shares
------------------------------- ----------------------- -------------------------- ----------------------------------------------

We have agreed to register for sale 545,467 shares of our common stock held our by current security holders.

PENNY STOCK REGULATION. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
o    a toll-free telephone number for inquiries on disciplinary actions;
o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

o        the bid and offer quotations for the penny stock;
o the compensation of the broker-dealer and its salesperson in the transaction;
o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

SUMMARY COMPENSATION TABLE. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the years ending December 31, 2002 and 2003. Our Board of Directors and a majority of shareholders entitled to vote adopted a stock option plan which, if options are issued to our executive officers, could result in additional compensation.

============================================ ======== ============ ============== ======================= =====================
Name and Principal Position                   Year      Annual       Bonus ($)         Other Annual            All Other
                                                      Salary ($)                     Compensation ($)         Compensation
-------------------------------------------- -------- ------------ -------------- ----------------------- ---------------------
Ken Graham - president, treasurer             2002        3,000         None                None                $1,275(1)
-------------------------------------------- -------- ------------ -------------- ----------------------- ---------------------
                                              2003       12,000         None                None                   None
-------------------------------------------- -------- ------------ -------------- ----------------------- ---------------------
Linda Graham - vice president, secretary      2002        None          None                None                $1,275 (1)
-------------------------------------------- -------- ------------ -------------- ----------------------- ---------------------
                                              2003        None          None                None                   None
============================================ ======== ============ ============== ======================= =====================

(1)Represents stock issued for services.

COMPENSATION OF DIRECTORS. Our current directors who are also our employees receive no extra compensation for their service on our board of directors.


COMPENSATION OF OFFICERS. As of June 30, 2003, our officers have received no compensation for their services provided to us, except as described in the table above.


EMPLOYMENT CONTRACTS. In October 2002, our Board of Directors approved a resolution to pay Ken Graham, our president, treasurer and one of our directors $1,000 per month in exchange for his services as our president for the duration of his presidency. We currently do not have an employment agreement with Ken Graham but anticipate entering into an employment agreement with Ken Graham. We will attach any employment agreement we may enter into as an exhibit after we have negotiated the terms of such agreement and executed the agreement.

FINANCIAL STATEMENTS
--------------------


                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                            FOR THE SIX MONTHS ENDED
                       JUNE 30, 2003, AND THE PERIODS FROM
                         OCTOBER 1, 2002 (INCEPTION) TO
                       DECEMBER 31, 2002 AND JUNE 30, 2003

                                    CONTENTS

                                                                           Page

Independent Auditors' Report                                                 1

Financial Statements:
  Balance Sheets                                                             2
  Statements of Operations                                                   3
  Statement of Stockholders' Equity (Deficit)                                4
  Statements of Cash Flows                                                 5-6
  Notes to Financial Statements                                          7 - 17

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Delightfully Frozen Corp.
Dallas, Texas

We have audited the accompanying balance sheet of Delightfully Frozen Corp. (A Development Stage Company) as of December 31, 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from October 1, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delightfully Frozen Corp. as of December 31, 2002 and the results of its operations and its cash flows for the period from October 1, 2002 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note
2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
March 8, 2003

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS


                                     ASSETS

                                                                     June 30, 2003          December 31,
                                                                      (unaudited)               2002
                                                                   -------------------    ------------------

Current assets -
     Cash and cash equivalents                                     $           23,558     $          33,235
     Prepaid expenses                                                           2,103                     -
                                                                   -------------------    ------------------

               Total assets                                        $           25,661     $          33,235
                                                                   ===================    ==================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Accounts payable and accrued expenses                         $            5,500     $           3,500
     Due to related parties                                                     1,125                   903
                                                                   -------------------    ------------------

               Total current liabilities                                        6,625                 4,403

Long-term debt - officers-stockholders                                         25,000                15,000
                                                                   -------------------    ------------------

               Total liabilities                                               31,625                19,403
                                                                   -------------------    ------------------

Commitments and contingencies                                                       -                     -

Stockholders' equity (deficit):
     Common stock, $0.001 par value, 70,000,000 shares
       authorized, 3,095,467 and 3,083,233 shares issued
       and outstanding                                                          3,095                 3,083
     Additional paid-in capital                                               101,475                85,252
     Deferred compensation                                                    (14,062)              (42,188)
     Deficit accumulated during the development stage                         (96,472)              (32,315)
                                                                   -------------------    ------------------

               Total stockholders' equity (deficit)                             (5,964)               13,832
                                                                   -------------------    ------------------

               Total liabilities and stockholders' equity (deficit)$            25,661    $           33,235
                                                                   ===================    ==================




  The accompanying notes form an integral part of these financial statements.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                                              Period from          Period from
                                                          For the six         October 1, 2002    October 1, 2002
                                                           months ended      (inception) to      (inception) to
                                                           June 30, 2003        December 31,      June 30, 2003
                                                          (unaudited)             2002             (unaudited)
                                                        -----------------   -----------------    ----------------

Net revenue                                             $              -    $              -     $             -

Cost of revenue                                                        -                   -                   -
                                                        -----------------   -----------------    ----------------

Gross profit                                                           -                   -                   -

Selling, general and administrative
  expenses                                                        63,407              31,940              95,347
                                                        -----------------   -----------------    ----------------

Loss from operations before other expense
  and provision for income taxes                                 (63,407)            (31,940)            (95,347)

Other expense -
     interest expense                                               (750)               (375)             (1,125)
                                                        -----------------   -----------------    ----------------

Loss before provision for income taxes                           (64,157)            (32,315)            (96,472)

Provision for income taxes                                             -                   -                   -
                                                        -----------------   -----------------    ----------------

Net loss                                                $        (64,157)   $        (32,315)    $       (96,472)
                                                        =================   =================    ================


Loss per share - basic and diluted                      $          (0.02)   $          (0.01)    $         (0.03)
                                                        =================   =================    ================

Weighted average number of shares -
  basic and diluted                                            3,076,448           2,778,979           2,975,834
                                                        =================   =================    ================




  The accompanying notes form an integral part of these financial statements.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                                   Deficit
                                                                                                  accumulated
                                        Common stock                Additional                    during the      Total
                                        --------------------------   paid-in        Deferred     development   stockholders'
                                           Shares        Amount      capital      compensation      stage         equity
                                        --------------  ---------- -------------  -------------  -------------  -----------
Balance at October 1, 2002                          -   $       -  $ -            $          -   $          -   $        -
   (inception)

Issuance of founder shares for
   services at $0.001 per share -
   October 2002                             2,550,000       2,550             -              -              -        2,550

Issuance of shares for services
   at $0.15 per share -
   October 2002                               375,000         375        55,875              -              -       56,250

Deferred compensation                               -           -             -        (42,188)             -      (42,188)

Sale of shares for cash at $0.15
   per share - December 2002                  158,233         158        23,577              -              -       23,735

Capital contribution for office
   space and salary expense                         -           -         5,800              -              -        5,800

Net loss                                            -           -             -              -        (32,315)     (32,315)
                                        --------------  ---------- -------------  -------------  -------------  -----------

Balance at December 31, 2002                3,083,233   $   3,083  $     85,252   $    (42,188)  $    (32,315)    $ 13,832

Sale of shares for cash at $0.15
   per share - February 2003
   (unaudited)                                 12,234          12         1,823              -              -        1,835

Capital contribution for office
   space and salary expense
   (unaudited)                                      -           -        14,400              -              -       14,400

Amortization of deferred
   compensation (unaudited)                         -           -             -         28,126              -       28,126

Net loss (unaudited)                                -           -             -              -        (64,157)     (64,157)
                                        --------------  ---------- -------------  -------------  -------------  -----------

Balance at June 30, 2003
   (unaudited)                              3,095,467   $   3,095  $    101,475   $    (14,062)  $    (96,472)  $   (5,964)
                                        ==============  ========== =============  =============  =============  ===========




  The accompanying notes form an integral part of these financial statements.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                             Period from         Period from
                                                          For the six       October 1, 2002    October 1, 2002
                                                          months ended      (inception) to      (inception) to
                                                          June 30, 2003       December 31,      June 30, 2003
                                                          (unaudited)             2002           (unaudited)
                                                       -----------------   -----------------   -----------------
Cash flows used for operating activies:
     Net loss                                          $        (64,157)   $        (32,315)   $        (96,472)
                                                       -----------------   -----------------   -----------------

     Adjustments to reconcile net loss to net
       cash used for operating activities:
        Issuance of common stock in exchange
          for services                                                -              58,800              58,800
        Deferred compensation                                    28,126             (42,188)            (14,062)
        Non-cash additional paid-in-capital
          contributed                                            14,400               5,800              20,200

     (Increase) in assets:
        Prepaid expenses                                         (2,103)                  -              (2,103)

     Increase in liabilities:
        Accounts payable and accrued expenses                     2,000               3,500               5,500
        Due to related parties                                      222                 903               1,125
                                                       -----------------   -----------------   -----------------

            Total adjustments                                    42,645              26,815              69,460
                                                       -----------------   -----------------   -----------------

            Net cash used for operating activities              (21,512)             (5,500)            (27,012)
                                                       -----------------   -----------------   -----------------

Cash flows provided by financing activities:
     Proceeds from issuance of long-term debt -
       officers/shareholders                                     10,000              15,000              25,000
     Issuance of common stock                                     1,835              23,735              25,570
                                                       -----------------   -----------------   -----------------

            Net cash provided by financing
              activities                                         11,835              38,735              50,570
                                                       -----------------   -----------------   -----------------

Net increase (decrease) in cash and
  cash equivalents                                               (9,677)             33,235              23,558
Cash and cash equivalents, beginning                             33,235                   -                   -
                                                       -----------------   -----------------   -----------------

Cash and cash equivalents, ending                      $         23,558    $         33,235    $         23,558
                                                       =================   =================   =================

Supplemental disclosure of cash flow information:
     Interest paid                                     $              -    $              -    $              -
                                                       =================   =================   =================
     Income taxes paid                                 $              -    $              -    $              -
                                                       =================   =================   =================



  The accompanying notes form an integral part of these financial statements.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)



SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITY:

An officer of the Company provides office space to the Company for $1,400 per month, on a month-to-month basis, and receives a salary of $1,000 per month for services performed as the Company's President. These fees were recorded as a contribution to capital. For the six months ended June 30, 2003, the period from October 1, 2002 (inception) to December 31, 2002, and the period from October 1, 2002 (inception) to June 30, 2003, the Company recognized office expense of $8,400 (unaudited), $2,800, and $11,200 (unaudited), respectively, and salary expense of $6,000, $3,000, and $9,000, respectively.

In October 2002, the Company issued 2,550,000 shares of its common stock in exchange for services to incorporate the Company, totaling $2,550. The Founder Shares were valued at the par value of the Company's common stock, which represented its fair market value on the date of issuance.

In October 2002, 375,000 shares of common stock were issued at $0.15 per share in exchange for services rendered totaling of $56,250, which was the fair market value of the Company's common stock on the date of issuance. As of June 30, 2003 and December 31, 2002, $14,062 (unaudited) and $42,188, respectively, of these services have not been performed and are recorded as deferred compensation.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002



(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         ORGANIZATION AND BUSINESS:

               Delightfully Frozen Corp. (the "Company") is currently a development stage enterprise under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the state of Texas on October 1, 2002.

               The Company will provide a frozen drink machine rental service. The Company will specialize in providing the rentals of frozen drink machines for gatherings such as wedding, receptions, and other events in the area of Dallas, Texas. As of June 30, 2003 and December 31, 2002, the Company has had no revenue and has not commenced its operations in the frozen drink machine rental service.

         INTERIM FINANCIAL STATEMENTS:

               The accompanying unaudited financial statements for the six months ended June 30, 2003 and the period from October 1, 2002 (inception) to June 30, 2003 include all adjustments (consisting of only normal recurring accruals), which, in the opinion of management, are necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year. The unaudited financial statements should be read in conjunction with the audited financial statements included in this Form SB-2/A, filed with the Securities and Exchange Commission for the period from October 1, 2002 (inception) to December 31, 2002.

         USE OF ESTIMATES:

               The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         CASH:

               EQUIVALENTS
               -----------

               Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         CASH, CONTINUED:

         CONCENTRATION
         -------------

               The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

         FAIR VALUE OF FINANCIAL INSTRUMENTS:

               The Company's financial instruments consist of certain assets and liabilities whose carrying amounts approximate their fair value due to the highly liquid nature of these short-term instruments. The amounts owed for long-term debt also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

         INCOME TAXES:

               The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

         SEGMENT REPORTING:

               Based on the Company's integration and management strategies, the Company will operate in a single business segment. For the six months ended June 30, 2003 and the period from October 1, 2002 (inception) to December 31, 2002, no revenue has been earned and all operations are domestic.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         STOCK-BASED COMPENSATION:

               The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, employee compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the employee share options is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with FASB Interpretation No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to non-employees are valued using the fair value method and expensed over the period services are provided.

         ADVERTISING COSTS:

               Advertising costs are expensed as incurred. There were no advertising expenses for the six months ended June 30, 2003 and for the period from October 1, 2002 (inception) to December 31, 2002 and June 30, 2003.

         COMPREHENSIVE INCOME:

               SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of June 30, 2003 and December 31, 2002, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

         RECENT ACCOUNTING PRONOUNCEMENTS:

               On June 29, 2001, SFAS No. 141, "Business Combinations," was approved by the Financial Accounting Standards Board ("FASB"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The adoption did not have any material impact to the Company's financial position or results of operations since the Company did not participate in such activities covered under this pronouncement.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                  RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED:

               On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets," was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The adoption did not have any material impact to the Company's financial position or results of operations since the Company did not participate in such activities covered under this pronouncement.

               In August 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

               In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption did not have a material impact to the Company's financial position or results of operations.

               In April 2002, the FASB issued Statement No. 145, "Rescission of SFAS Statements No. 4, 44, and 64, Amendment of SFAS Statement No. 13, and Technical Corrections," to update, clarify, and simplify existing accounting pronouncements. SFAS Statement No. 4, which required all gains and losses from debt extinguishment to be aggregated and, if material, classified as an extraordinary item, net of related tax effect, was rescinded. Consequently, SFAS Statement No. 64, which amended SFAS Statement No. 4, was rescinded because it was no longer necessary. The adoption of this statement did not have a material effect on the Company's financial statements.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED:

               In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for cost associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. FASB No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of this statement did not have a material effect on the Company's financial statements.

               In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." In addition, this Statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets.

               The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                  RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED:

               In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

               During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The Company does not participate in such transactions, however, is evaluating the effect of this new pronouncement, if any, and will adopt FASB 149 within the prescribed time.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED:

               During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company is evaluating the effect of this new pronouncement and will adopt FASB 150 within the prescribed time.

               In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002

(2)      GOING CONCERN:

               The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of June 30, 2003 and December 31, 2002, the Company has not generated any revenue, and has a deficit accumulated during the development stage totaling $96,472 (unaudited) and $32,315, respectively. These matters raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

               Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

                    Management intends to continue to raise additional financing through debt and equity financing or other means and interests that it deems necessary, with a view to moving forward and sustaining a prolonged growth in its strategy phases. The Company plans to use the proceeds of such financing to provide working capital to its operations and increase its capital expenditure for the frozen drink machines. There can be no assurances that sufficient financing will be available on terms acceptable to the Company or at all.


(3)      RELATED-PARTY TRANSACTIONS:

         Long-term debt - related party
         ------------------------------
          During October 2002, the Company entered into two notes payable to a related party totaling $15,000, which bear interest at the rate of 10% per annum, and mature in October 2004. The Company has incurred interest totaling $750 (unaudited) and $375, respectively, relating to these notes, for the six months ended June 30, 2003 and the period from October 1, 2002 (inception) to December 31, 2002 which is included in due to related parties as of June 30, 2003 and December 31, 2002.

          During June 2003, the Company entered into a note payable to a related party totaling $10,000, which bears interest at the rate of 10% per annum, and mature in June 2005. The Company has incurred no interest relating to this note, for the six months ended June 30, 2003.

         Office expenses
         ---------------
          An officer of the Company provided office space to the Company at $1,400 per month on a month-to-month basis, which was recorded as a contribution to capital. Total office expense for the six months ended June 30, 2003 and the period from October 1, 2002 (inception) to December 31, 2002 was $8,400 (unaudited) and $2,800, respectively.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002


(3)      RELATED-PARTY TRANSACTIONS, CONTINUED:

         EXECUTIVE COMPENSATION
         ----------------------
          The Company agreed to pay a monthly salary of $1,000 to its president for services performed. Compensation expense of $6,000 (unaudited) and $3,000, respectively, has been recognized for services provided by the officer for the six months ended June 30, 2003 and the period from October 1, 2002 (inception) to December 31, 2002 with an offset to additional paid-in capital.


(4)      INCOME TAXES:

         The components of the provision for income taxes were as follows:

                  Current tax expense
                    U.S. federal                                   $         -
                    State and local                                          -
                            Total current                                    -

                  Deferred tax expense
                    U.S. federal                                             -
                    State and local                                          -
                            Total deferred                                   -

                            Total tax provision                    $         -

         The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

                  Federal Income Tax Rate                                 34.0 %
                  Deferred Tax Charge (Credit)                               -
                  Effect of Valuation Allowance                          (34.0)%
                  State Income Tax, net of Federal Benefit                   -
                  Effective Income Tax Rate                                  -
                                                                   =============

          As of June 30, 2003 and December 31, 2002, the Company had net carryforward losses of approximately $96,000 (unaudited) and $32,000, respectively. Because of the current uncertainty of realizing the benefit of the tax carryforward, a valuation allowance equal to the deferred tax assets benefit for the loss carryforward has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002

(4)      INCOME TAXES, CONTINUED:

          Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities were as follows:
                                           June 30, 2003         December 31,
                                            (unaudited)              2002
            Deferred tax assets          -----------------    -----------------
            Loss carryforwards           $         33,000     $         11,000
            Less valuation allowance              (33,000)             (11,000)

            Net deferred tax assets      $              -     $              -

         Net operating loss carryforwards expire through 2023.


(5)      COMMITMENTS AND CONTINGENCIES:

          During October 2002, the Company entered into three consulting agreements. The Company issued 375,000 shares of its common stock valued at $56,250, which represented its fair market value on the date of issuance. These services are to be provided to the Company ratably over the following year. During the six months ended June 30, 2003 and the period from October 1, 2002 (inception) to December 31, 2002, the Company recognized $28,126 (unaudited) and $14,062, respectively, under these consulting agreements. As of June 30, 2003 and December 31, 2002, the Company has unamortized portion of $14,062 (unaudited) and $42,188, respectively, related to these consulting agreements which is included in deferred compensation.

          The Company is currently in the process of filing an SB-2 with the Securities and Exchange Commission. The offering includes the registration for sale of 545,467 shares of the issued and outstanding common stock held by current stockholders. The Company will pay all expenses in connection with the registration and sale of the selling stockholders.


(6)      STOCKHOLDERS' EQUITY (DEFICIT):

          In October 2002, the Company issued 2,550,000 shares of its common stock in exchange for services to incorporate the Company. The Founder Shares were valued at the Company's par value of $0.001 of its common stock totaling $2,550, which represented its fair market value on the date of issuance.

                            DELIGHTFULLY FROZEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002


(6)      STOCKHOLDERS' EQUITY (DEFICIT), CONTINUED:

          In October 2002, the Company issued 375,000 shares of its common stock pursuant to three consulting agreements as described in Note 5. The shares were valued at $0.15 per share with a total valuation of $56,250, which represented its fair market value on the date of issuance.

          In December 2002, the Company sold 158,233 shares of its common stock for $23,735 to certain private investors. The shares were valued at $0.15 per share, which represented its fair market value on the date of issuance.

          In February 2003, the Company sold 12,234 shares of its common stock for $1,835 (unaudited) to certain private investors. The shares were valued at $0.15 per share, which represented its fair market value on the date of issuance.


(7)      STOCK OPTIONS:

         STOCK OPTION PLAN
         -----------------

          During October 2002, the Company adopted a stock option plan (the "Plan") initially reserving an aggregate of 1,900,000 shares of the Company's common stock (the "Available Shares") for issuance pursuant to the exercise of stock options ("Options"), which may be granted to employees and consultants to the Company.

          The Plan provides for the granting at the discretion of the Board of Directors of both qualified incentive stock options and non-qualified stock options. Consultants may receive only non-qualified stock options. The maximum term of the stock options are five years and generally vest proportionately throughout the term of the option.

          During the six months ended June 30, 2003 and the period from October 1, 2002 (inception) to December 31, 2002, the
         Company did not grant any stock options.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
-------------------------------------------------------------------------

In February 2003, our Board of Directors appointed Stonefield Josephson, Inc., a professional accountancy corporation, to audit our financials statements from October 1, 2002, our date of formation, through June 30, 2003. There have been no disagreements with our accountant since our formation.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by Esquire Consulting, Inc. located at 895 Dove Street, Third Floor, Newport Beach, California 92660.

EXPERTS

Our financial statements for the period from October 1, 2002, our date of formation, through June 30, 2003, appearing in this prospectus which is part of a Registration Statement have been audited by Stonefield Josephson, Inc. and are included in reliance upon such report given upon the authority of Stonefield Josephson, Inc. as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

[Remainder of Page Left Intentionally Blank]
Part II - Information Not Required In Prospectus

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Five of our Bylaws provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                 $9.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $4,000.00
======================================== ==================== ===============

RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:


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



In October 2002, we issued 1,275,000 shares of our common stock to Ken Graham, our president, treasurer and one of our directors, in exchange for services which were valued at $1,275. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Graham has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Graham had sufficient access to material information about us because he is our president, treasurer and one of our directors.

In October 2002, we issued 1,275,000 shares of our common stock to Linda Graham, our vice president, secretary and one of our directors, in exchange for services which were valued at $1,275. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Ms. Graham has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the prospective investment. In addition, Ms. Graham had sufficient access to material information about us because she is our vice president, secretary and one of our directors.

In October 2002, we issued 125,000 shares of our common stock to Keli D. Graham, 125,000 shares to Ricky O. Lewis, and 125,000 shares to Pam M. Lewis, in exchange for consulting services which were valued at $18,750 per individual or $0.15 per share. The shares were issued in transactions which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors,"as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that Keli D. Graham, Ricky O. Lewis, and Pam M. Lewis are sophisticated investors in that they have such knowledge and experience in financial and business matters that Keli D. Graham, Ricky O. Lewis, and Pam M. Lewis are capable of evaluating the merits and risks of the prospective investment. In addition, each investor was given adequate access to sufficient information about us to make an informed investment decision since they assisted in the development of our business plan.

In December 2002, we sold 158,233 shares of our common stock, of which 16,300 shares were subsequently issued in February 2003, to our investors for $0.15 per share pursuant to a private placement memorandum to individuals the company believes were either accredited or sophisticated investors. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

In February 2003, we sold 12,234 shares of our common stock to additional investors in exchange for $0.15 per share pursuant to the private placement memorandum of December 2002 to individuals the company believes were either accredited or sophisticated investors. Of these shares issued in February 2003, we received $2,445.00 or $0.15 per share in December 2002, in exchange for 16,300 shares of our common stock. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.


We believe we made a good faith and reasonable attempt to determine that each purchaser of our common stock had enough knowledge and experience in financial and business matters to evaluate the risks and merits of their investment in us. We provided each potential investor with a copy of our prospectus, in the form of our private placement memorandum, and by requesting that each prospective investor complete and submit a subscription agreement when choosing to invest in us. We believe that our private placement memorandum provides potential investors with adequate information with which to evaluate the risks and merits of an investment in us. That subscription agreement, which is attached as
Exhibit 10.7 to this Registration Statement, inquires as to the subscriber's knowledge and experience in financial and business matters. We relied on the responses to those inquiries provided by each subscriber as to evidence of each subscriber's knowledge and experience in financial and business matters, and on that basis believe that our subscribers are either accredited or sophisticated.


EXHIBITS

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

EXHIBIT NO.
-----------

1.                Underwriting Agreement (not applicable)

3.1               Articles of Incorporation ***

3.2               Bylaws ***

5.                Opinion Re: Legality ***

8.                Opinion Re: Tax Matters (not applicable)

10.1              Stock Option Plan ***

10.2              Consulting Agreement with Keli D. Graham ***

10.3              Consulting Agreement with Pam M. Lewis ***

10.4              Consulting Agreement with Ricky O. Lewis ***

10.5              Promissory Note with Ken Graham Dated October 11, 2002 ***

10.6              Promissory Note with Ken Graham Dated October 12, 2002 ***

10.7              Subscription Agreement from Private Placement Memorandum ***

10.8              Promissory note with Linda Graham, Dated June 28,2003

11.               Statement Re: Computation of Per Share Earnings*

15.               Letter on unaudited interim financial information
                  (not applicable)

23.1              Consent of Auditors

23.2              Consent of Counsel**

99                Resolution of Board of Directors Dated November 1, 2002

*        Included in Financial Statements
**       Included in Exhibit 5

***      Included in Original SB-2 Filing


UNDERTAKINGS
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Dallas, State of Texas, on September 18, 2003.


Delightfully Frozen Corp.,
a Texas corporation

/s/ Ken Graham
----------------------------------------
Ken Graham
principal executive officer, president,
treasurer, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



/s/ Ken Graham                                       September 18, 2003
-----------------------------------------
Ken Graham
principal executive, accounting and financial officer,
president, treasurer, director


/s/ Linda Graham                                     September 18, 2003
-----------------------------------------
Linda Graham
vice president, secretary, director






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